Exhibit 4.1

AMENDED AND RESTATED INVESTOR RIGHTS’ AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is entered into this 13th day of March, 2008 by and between VASCULAR BIOGENICS LTD., an Israeli private company No. 51-289976-6 (the “Company”), the holders of Series A Preferred Shares of the Company, NIS 0.01 par value each (the “Preferred A Shares” and “Preferred A Shareholders” respectively), the holders of Series B Preferred Shares of the Company (the “Preferred B Shares” and “Preferred B Shareholders” respectively), the holders of Series C Preferred Shares of the Company ((the “Preferred C Shares” and “Preferred C Shareholders” respectively), and the holders of Series D Preferred Shares of the Company (the “Preferred D Shares” and “Preferred D Shareholders” respectively). The Preferred A Shareholders, Preferred B Shareholders, Preferred C Shareholders and Preferred D Shareholders, shall be referred to herein as the “Preferred Shareholders” and the Preferred A Shares, Preferred B Shares, Preferred C Shares and Preferred D Shares shall be referred to herein as the “Preferred Shares”.

W I T N E S S E T H:

WHEREAS, the Company, the Preferred A Shareholders, Preferred B Shareholders and Preferred C Shareholders have entered into a certain Investors Rights Agreement, dated January 9, 2003, as amended (the “Original IRA”);

WHEREAS, the Company and the requisite Preferred A Shareholders, Preferred B Shareholders and Preferred C Shareholders wish to amend the Original IRA as set forth herein, and wish for certain new shareholders of the Company to join the Original ERA (as amended hereby) as Preferred Shareholders thereunder;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the receipt and sufficiency are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. As used in Sections in this Agreement, the following capitalized terms shall have the following respective meanings:

1.1	“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

1.2	“Conversion Shares” means the Company’s Ordinary Shares issued or issuable pursuant to conversion of the Preferred Shares.

1.3	“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.4	“Form F-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

1.5	“Holder” means (i) any Preferred Shareholder holding Registrable Securities and (ii) any person holding Registrable Securities to whom the rights under this Agreement have been duly transferred in compliance with Section 15.

1.6	“Initiating Holders” means any Holder or Holders who, in the aggregate, hold at least the majority of the Registrable Securities then outstanding (on an as-converted basis).

1.7	“Ordinary Shares” means the ordinary shares of the Company, NIS 0.01 par value each.

1.8	“Recapitalization Event” means any share combination or subdivision, bonus share issuance or any other recapitalization or reclassification of the Company’s shares.

1.9	“Registrable Securities” means (i) the Conversion Shares, (ii) any Ordinary Shares or Preferred Shares issued or issuable in respect of any of the foregoing upon a Recapitalization Event, or (iii) any shares of the Company which have been duly transferred to a Preferred Shareholder in compliance with Section 15; provided, however, that securities shall only be treated as Registrable Securities if and so long as (A) they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, and (B) the rights with respect to such securities have not terminated pursuant to Section 13.

1.10	“register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement, or similar documents, in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or similar documents by the Commission.

1.11	“Registration Expenses” shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration. Registration Expenses shall also include the reasonable fees and disbursements for one special counsel selected by a majority in interest of the Holders selling in such registration, and in any event not to exceed $50,000 per registration. Registration Expenses shall specifically exclude Selling Expenses.

1.12	“Rule 144” and “Rule 145” shall mean Rules 144 and 145, respectively, promulgated under the Securities Act, or any similar federal rules thereunder, all as the same shall be in effect at the time.

1.13	“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

1.14	“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and Ordinary Shareholders and, except as set forth in the definition of Registration Expenses above, all fees and disbursements of counsel for any Holder or Ordinary Shareholders.

2.	Demand Registration.

2.1	Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to all or part of the Initiating Holder’s Registrable Securities, the Company shall:

2.1.1	promptly give written notice of the proposed registration to all other Holders and Ordinary Shareholders and offer them the opportunity to participate; and

2.1.2	as soon as practicable, use commercially reasonable efforts to effect such registration as part of a firm commitment underwritten public offering with underwriters selected by a majority in interest of the Initiating Holders subject to the Company’s reasonable approval (including, without limitation, appropriate qualification under applicable state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request by delivering a written notice to such effect to the Company within twenty (20) days after the date of such written notice from the Company.

2.2	Exemptions. Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect or complete any such registration pursuant to this Section 2:

2.2.1	Prior to six (6) months following the earlier of (a) the effective date of the Company’s first registered public offering of its Ordinary Shares (the “IPO”) and (b) the date that the Company first becomes subject to the periodic reporting requirements of Section 12(g) and 15(d) of the Exchange Act.;

2.2.2	Unless the requested registration would have an aggregate offering price of all Registrable Securities sought to be registered by all Holders, net of underwriting discounts and commissions, exceeding $6,000,000;

2.2.3	During the period starting with the date of effectiveness of a registration effected pursuant to this Section 2.2 and ending on a date three hundred and sixty five (365) days thereafter;

2.2.4	After the Company has effected two registrations pursuant to this Section 2; or

2.2.5	If the Company shall furnish to such Holders a certificate, signed by the CEO of the Company, stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company’s obligations under this Section 2 shall be deferred for a period not to exceed one hundred and twenty (120) days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

2.3	Underwriting.

2.3.1	In the event of a registration pursuant to Section 2.1, the right of any Holder to registration pursuant to Section 2.1 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 2.3, and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided in this Section 2.3.

2.3.2	The Company shall, together with all Holders proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the managing underwriter selected in accordance with Section 2.1.2.

2.3.3	Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders requesting to be included in the registration and underwriting, and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among all Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement; provided, however, that the number of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration.

2.3.4	To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

2.3.5	If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from registration.

3.	Company Registration: Notice of Registration. If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or the account of a Holder or other holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) a registration in which the only equity security being registered is share capital issuable upon conversion of convertible debt securities which are also being registered, the Company shall:

3.1.1	promptly give written notice of the proposed registration to all Holders and offer them the opportunity to participate; and

3.1.2	include in such registration (and any related qualifications including compliance with Blue Sky laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after the date of such written notice from the Company, by any Holder.

3.2	Underwriting.

3.2.1	If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.1.1. In such event, the right of any Holder to registration pursuant to Section 3.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

3.2.2	All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

3.2.3

Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders requesting to be included in the registration and underwriting, and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated in the following priority: first, the Company’s securities; and second, pro rata among all Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities held by Shareholders of the Company (other than the Holders) are first entirely excluded from the underwriting and registration, and further provided however, that the number of Registrable Securities included in the offering shall not be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO.

3.2.4	To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

3.2.5	If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from registration.

3.3	Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration, with all expenses of such terminated or withdrawn registration borne by the Company.

4.	Registration on Form F-3.

4.1	Request for Registration; Underwriting. In case the Company shall receive from any Holders, which hold, in the aggregate, not less than 20% of the Registrable Securities then outstanding (the “F-3 Initiating Holders”), a written request that the Company file a registration statement on Form F-3 for a public offering of the Registrable Securities, and the Company is a registrant entitled to use Form F-3 to register the Registrable Securities for such an offering, then the Company shall:

4.1.1	promptly give written notice of the proposed registration to all other Holders and offer them the opportunity to participate; and

4.1.2	as soon as practicable, use commercially reasonable efforts to cause such Registrable Securities, as are specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request, by delivering a written notice to such effect to the Company within twenty (20) days after the date of such written notice from the Company, to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder may reasonably request.

4.2	Exemption. Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 4.1:

4.2.1	Prior to the first six (6) months following the effective date of a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction or an offering solely to employees).

4.2.2	Unless the requested registration would have an aggregate offering price of all Registrable Securities sought to be registered, net of underwriting discounts and commissions, exceeding $1,000,000.

4.2.3	If one registration pursuant to this Section 4 has been effected in any twelve-month period.

4.2.4	If the Company shall furnish to the F-3 Initiating Holders a certificate signed by the Chief Executive Officer of the Company (i) giving notice of its bona fide intention to effect the filing of a registration statement with the Commission within the following 90 days, or (ii) stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its Shareholders for a registration statement to be filed in the near future, then the Company’s obligation to use its commercially reasonable efforts to file a registration statement shall be deferred for a period not to exceed 120 days from the receipt of the request to file such registration by such F-3 Initiating Holders, provided that the Company may not exercise this deferral right more than once per twelve month period.

4.2.5	In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act

4.3	Underwriting

4.3.1	If the distribution of Registrable Securities under this Section 4 is to be effected by means of an underwriting, the Company shall advise the Holders as part of the notice given pursuant to Section 4.1.1 that the right of any Holder to registration pursuant to Section 4.1 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 4.3, and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided in this Section 4.3.

4.3.2

The Company shall, together with all Holders proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the managing underwriter selected by a majority in interest of the F-3 Initiating Holders subject to the Company’s reasonable approval (including, without limitation, appropriate qualification under applicable state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations).

4.3.3	Notwithstanding any other provision of this Section 4, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders requesting to be included in the registration and underwriting, and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among all Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities held by the Company are first entirely excluded from the underwriting and registration.

4.3.4	To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or Ordinary Shareholders to the nearest 100 shares.

4.3.5	If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from registration.

5.	Subsequent Registration Rights.

5.1	Without the consent of any holder of Registrable Securities hereunder, the Company may grant to any holder of securities of the Company registration rights inferior to those granted hereunder; provided, however, that the Company shall not allow such holder of securities of the Company (i) to include such securities in any registration filed under Section 3 hereof, unless under the terms of such agreement, such holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included; or (ii) to demand registration of their securities.

5.2	The Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights superior to the rights granted to the Preferred Shareholders hereunder without the written consent of the holders of 65% in interest of the Registrable Securities, voting as a single class.

6.	Expenses of Registration. All Registration Expenses incurred in connection with (i) two registrations pursuant to Section 2, (ii) all registrations pursuant to Section 3, and (iii) all registrations pursuant to Section 4, shall be bome by the Company. Notwithstanding the foregoing, in the event that Initiating Holders cause the Company to begin a registration pursuant to Section 2, and the request for such registration is subsequently withdrawn by the Initiating Holders or such registration is not completed due to failure to meet the net proceeds requirement set forth in such section, all Holders shall be deemed to have forfeited their right to one registration under Section 2, unless the Holders requesting to register their Registrable Securities pay for, or reimburse the Company for, the Registration Expenses incurred in connection with such withdrawn or incomplete registration pro rata on the basis of the number of Registrable Securities to have been registered therein; provided, however, that if at the time of such withdrawal, such Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to such Holders at the time of their request, and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then such Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other registration expenses shall be borne by the holders of such securities pro rata on the basis of the number of shares so registered or proposed to be so registered.

7.	Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder (in the event of a registration pursuant to Section 3 and 4), advised in writing as to the initiation of such registration and as to the completion thereof. The Company shall:

7.1.1	prepare and file with the Commission a registration statement and such amendments and supplements as may be necessary and use commercially reasonable efforts to cause such registration statement to become and remain effective for at least 120 days, or up to 180 days in the event of registration under Sections 2 and 4, or until the distribution described in the registration statement has been completed, whichever first occurs;

7.1.2	furnish to the Holders participating in such registration and to the underwriters (if any) of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

7.1.3	use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

7.1.4	in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

7.1.5	notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will promptly prepare and file, pursuant to Rule 424 under the Securities Act, a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

7.1.6	cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

7.1.7	provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSEP number for all such Registrable Securities, in each case not later than the effective date of such registration;

7.1.8

make available for inspection by each Holder of Registrable Securities covered by such registration statement, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility (the “Records”), and cause the advisors, managers, officers, employees and independent accountants of the Company to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in a registration statement, (ii) the release of such records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such Records have been generally made available to the public. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its affiliates or otherwise disclosed by it unless and until such is made generally available to the public. Each Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company, if legally permitted to do so, and allow the Company, at its sole expense, to undertake appropriate action to prevent disclosure of the Records that are deemed confidential, provided the same shall not subject Holder to civil or criminal liability or penalty;

7.1.9	otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the first full calendar quarter of the Company after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

7.1.10	permit any Holder of Registrable Securities that, in such Holder’s good faith judgment (based upon advice of counsel), might be deemed to be an underwriter or a controlling person of the Company to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included therein;

7.1.11	in the event of the issuance of any stop order suspending the effectiveness of such registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, or, in either case, the initiation or the threatening of any such proceeding, use its reasonable best efforts promptly to obtain the withdrawal of such order;

7.1.12	use its reasonable best efforts to obtain a “cold comfort” letter from the independent public accountants of the Company in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the Holders of at least sixty five percent (65%) of the Registrable Securities registered thereunder reasonably request; and

7.1.13	within two business days after any Registration Statement is declared effective, the Company shall file a final prospectus with the SEC pursuant to Rule 424.

8.	Indemnification.

8.1	The Company will indemnify each Holder, each of its officers and directors and partners, agents of such Holder (including its legal counsel and independent accountants) and each person controlling such Holder within the meaning of Section 15 of the Securities Act (for the purpose of this Section 8.1, collectively, the “Indemnitees”), with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based upon any of the following statements, omissions, or violations (collectively a “Violation”): (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or (ii) the omission (or alleged omission) to state in any registration a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws in connection with any such registration, and the Company will reimburse each of the Indemnitees, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon a Violation made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or its relevant Indemnitees, and stated to be specifically for use therein.

8.2	Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors, officers, agents (including its legal counsel and independent accountants) each person who controls the Company within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon a Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse the Company, such other Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action. Notwithstanding the foregoing, the liability of each Holder under this subsection 8.2 shall be limited in an amount equal to the gross proceeds before expenses and commissions from the offering received by such Holder.

8.3	Each party entitled to indemnification under this Section 8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

8.4	If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as in appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the contribution from each Holder under this subsection 8.4 shall be limited in an amount equal to the gross proceeds from the offering received by such Holder.

8.5	Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained on the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

8.6	The obligations of the Company and the Holders under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

9.	Information bv Holder. Each Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder and the Registrable Securities held by them and the distribution proposed by each such Holder as the Company may request in writing and as shall be required in connection with any registration referred to in this Agreement.

10.	Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Ordinary Shares of the Company, the Company agrees to use its best efforts to

10.1.1	Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

10.1.2	File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

10.1.3	So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

10.1.4

At any time during the period commencing from the later of (i) six (6) month anniversary of the date of this Agreement, and (ii) the date upon which the Company becomes subject to the reporting requirements under the Exchange Act, and ending at such time that all of the Registrable Securities can be sold either pursuant to a registration statement, or if a registration statement is not available for the resale of all of the Registrable Securities, may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, as relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such Holder an amount in cash equal to one percent (1.0%) of the aggregate purchase price of such holder’s Registrable Securities on the thirtieth day after a Public Information Failure and on every thirtieth day thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144. The payments to which a holder shall be entitled pursuant to this Section 10.2 are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third business day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) or the highest amount permitted by applicable law, if less, until paid in full.

11.

Delay in Registration. Following the IPO, and without derogating from the Company’s right to delay a registration pursuant to Sections 2.2.5 and 4.2.4 above, in the event that the Company fails to fulfill any registration obligations hereunder other than during an Allowable Grace Period (as defined below), then unless otherwise agreed by the majority in interest of the Holders, the Company shall pay cash equal to (A) one percent (1.0%) of the amount originally paid for such Holder’s Registrable Securities on each of the following dates: (i) the day of a failure to effect a registration statement under Section 2.1 and 4.1 (an “Effectiveness Failure”) and (ii) on the initial day after the effective date of each such registration statement in which sales of all of the Registrable Securities required to be included on such registration statement cannot be made pursuant to such registration statement or otherwise (including, without limitation, because of a failure to keep such registration statement effective, to disclose such information as is necessary for sales to be made pursuant to such registration statement or to maintain the listing of the ordinary shares of the Company) (a “Maintenance Failure”), and (B) one percent (1.0%) of the amount originally paid for such Holder’s Registrable Securities on each of the following dates: (i) on every thirtieth day after the date of an Effectiveness Failure until such failure is cured and (ii) on every thirtieth day after the initial day of a Maintenance Failure and thereafter until such Maintenance Failure is cured, for each month that there is a delay in such fulfillment. The payments to which a Holder shall be entitled pursuant to this Section 11 are referred to herein as “Registration Default Payments.” Registration Default Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Default Payments are incurred and (II) the third business day after the event or failure giving rise to the Registration Default Payments is cured. In the event the Company fails to make Registration Default Payments in a timely manner, such Registration Default Payments shall bear interest at the rate of 1.5% per month (prorated for partial months)) or the highest amount permitted by applicable law, if less, until paid in full. Notwithstanding the foregoing no Registration Default Payments shall be due with respect to Registrable Securities that may be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 of the Securities Act (or any successor provision thereof having similar effect).

12.	Grace Periods. Notwithstanding anything to the contrary herein, at any time after a registration statement has been declared effective by the SEC, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and upon the advice of its counsel, in the best interest of the Company and, upon the advice of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Holders in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Holders) and the date on which the Grace Period will begin, and (ii) notify the Holders in writing of the date on which the Grace Period ends; and, provided further, that during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of thirty-five (35) days (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Holders receive the notice referred to in clause (i) and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) and the date referred to in such notice. The Company may delay the filing or effectiveness or suspend the use or effectiveness of any registration statement (and the Holders hereby agree not to offer or sell any Registrable Securities pursuant to such Registration Statement), and the provisions of Section 10 and 11 shall not be applicable, during the period of any Allowable Grace Period. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended Ordinary Shares to a transferee of a Holder for any sale of Registrable Securities made under a registration statement or pursuant to Rule 144 with respect to which a Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable registration statement, prior to the Holder’s receipt of the notice of a Grace Period and for which the Holders has not yet settled.

13.	Termination of Registration Rights. The rights granted pursuant to Sections 2, 3, 4, 6, 7 and 10 of this Agreement shall terminate as to any Holder upon the earlier of (i) the date which is five years after the effective date of the Company’s IPO, or (ii) the date such Holder, as appropriate, is able to immediately sell all shares of Registrable Securities, respectively, held or entitled to be held upon conversion by such Holder or Ordinary Shareholder, respectively, under Rule 144 during any 90-day period.

14.	Lock-Up Agreement.

14.1.1	Each Holder, and any transferee thereof, hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”), such Holders or transferees thereof, shall not without the prior consent of the Managing Underwriter (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Registrable Securities , or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Registrable Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, during the period specified by the Company’s Board of Directors at the request of the Managing Underwriter (the “Market Standoff Period”), with such period not to exceed (a) in the case of a registration statement pertaining to the IPO - 180 days following the effective date of such statement; or (b) in the case of a registration statement following the IPO, and as long as the registration rights have not been terminated in accordance with Section 13-90 days following the effective date of such statement.

14.1.2	The Company will use its best efforts to obtain the undertaking of each of the holders of Ordinary Shares of the Company as of the date hereof, and any of their transferees, to act in accordance with the provisions of Section 14.1 hereof.

14.1.3	The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

14.1.4	The foregoing provisions of this Section 14 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors, and greater than two percent (2%) Shareholders of the Company enter into similar agreements. None of the agreements specified in this Section 14.1.4 shall be revised or released without a similar revision or release being effected with respect to all Holders.

14.1.5	The underwriters in connection with the registration statement so filed are intended third party beneficiaries of this Section 14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

15.	Transfer of Rights. The rights granted under Sections 2, Section 3 and Section 4 of this Agreement may be assigned to any transferee or assignee, other than a competitor or potential competitor of the Company (as determined in good faith by the Company’s Board of Directors) in connection with any transfer or assignment of Registrable Securities by the Holder, provided that:

15.1.1	such transfer or assignment is made pursuant to the provisions of the Company’s Articles of Association relating to transfer of securities, as shall be in effect;

15.1.2	such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement;

15.1.3	written notice is promptly given to the Company; and

15.1.4	such transferee or assignee agrees to be bound by the provisions of this Agreement.

16.	Foreign Offerings. The provisions of Sections 2 to 15 shall apply, mutatis mutandis, to any registration of securities of the Company outside of the United States of America.

17.	Information Rights: Inspection Rights. Without derogating from any of the rights the Preferred Shareholder might have under the Israeli Companies Law, 1999, the Preferred Shareholders shall have the following information rights prior to the IPO:

17.1	Financial Statements. Each Preferred Shareholder shall be entitled to receive from the Company: (i) annual financial statements (including a balance sheet, statement of income and statement of cash flow), in accordance with International Financing Reporting Procedures (IFRS), audited by an accounting firm associated with one of the “big four” accounting firms and a statement of shareholders’ equity as of the end of such year, within ninety (90) days after the end of each fiscal year; and (ii) un-audited, but reviewed, quarterly financial statements prepared in accordance with IFRS (including a balance sheet, statement of income and statement of cash flow, except for accompanying notes) within forty five (45) days from the end of each first, second and third quarterly period in each fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the Chief Financial Officer of the Company;

17.2	Annual Operating Plan. Within thirty (30) days prior to the end of each fiscal year, annual operating plan and budget for the next fiscal year, as approved by the Board of Directors and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

17.3	Other Information. Such other information relating to the financial condition, business or corporate affairs of the Company as each of the Preferred Shareholders and/or any of its assignees may from time to time reasonably request with reasonable confidentiality limitations or any other limitation under the Israeli Law.

17.4	Access to Information. The Company shall permit each Preferred Shareholder, at such Preferred Shareholder’s own expense, to visit and inspect the Company’s and its subsidiaries’ properties and records and to discuss the consult with management of the Company and its subsidiaries, all at such reasonable times and upon reasonable notice and under confidentiality limitations.

17.5	Accounting. The Company will maintain a system of accounting established and administered in accordance with IFRS consistently applied, and will set aside on its books all such proper reserves as shall be required by IFRS.

17.6	No Limitation. The provisions of this Section 17 shall not be in limitation of any rights which any holder of the Company’s securities may have under the laws in which the Company is incorporated.

17.7	PFIC. Upon request of any Preferred Shareholder, the Company shall, timely and at its sole expense, provide (or cause any subsidiary to provide) each Preferred Shareholder with such information and take such other actions as may be necessary to permit the Preferred Shareholder to make a timely “Qualified Electing Fund” election under section 1293 of the Code and the regulations thereunder, or any other election in respect to Passive Foreign Investment Company status. Further, at the request of any Preferred Shareholder, the Company shall, at the Company’s expense, provide such Preferred Shareholder on a timely basis with any information such Preferred Shareholder reasonably requests for purposes of completing United States federal, state or local income tax returns.

18.	Miscellaneous.

18.1	Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and contains all of the promises, undertakings, and other representations made by the Parties to each other prior to its execution. This Agreement shall prevail over any prior agreement, understanding, promise or undertaking of the Parties with respect to the subject matter hereof.

18.2	Amendment. Without derogating from Section 5, additional parties may be added to this Agreement, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of more than 65% of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section shall be binding upon all parties of this Agreement and their respective successors and assignees.

18.3	Notices. All notices hereunder will be in writing, mailed registered or certified, postage prepaid, addressed to the Parties at their respective addresses as set out below, or transmitted by courier, cable, telex or facsimile or other reliable method of transmission.

If to the Company:	6 Yoni Netanyahu St.,
Or Yehuda, Israel Fax: +972-3-634-6449

with a copy to:	Yuval Horn, Adv.
Baratz, Horn & Co. 1 Azrieli Center, Tel Aviv, Israel Fax: +972-3-696-0986

If to the Preferred Shareholders:

to the addresses and fax numbers set forth in Schedule A hereto;

Notices will be deemed received by the receiving party within seven (7) days of mailing, if mailed; within three (3) days of sending, if sent by courier; when actually delivered by hand, if so delivered, and on the first business day (at the receiving end) following transmission, if transmitted by cable, telex or facsimile.

18.4	Assignment. Without derogating from Section 15, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Each Preferred Shareholder may only assign its rights and duties to a party that has acquired its shares, in accordance with the terms and conditions hereof and in the Company’s Articles of Association.

18.5	Governing Law; Jurisdiction. This Agreement will be construed in accordance with and governed by the laws (but not the conflict of laws rules thereof) of the State of New York. The laws of the State of Israel (but not the conflict of laws rules thereof) shall continue to govern any issues relating to corporate law and shareholder rights herein. All disputes arising in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by a panel of three arbitrators appointed in accordance with the said rules. Such proceedings shall be in London, England and in the English language.

18.6	Severability. If any provision of this Agreement is held by a competent court to be invalid or unenforceable under applicable law, then such a provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such an event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

18.7	Headings. All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

18.8	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart and all of which together shall constitute one and the same instrument.

18.9	Aggregation of Shares. All Preferred Shares held or acquired by Aurum Ventures MKI Ltd., Benjamin Kahn and Semel Investments Holdings B.V. and each of their respective transferees of Company’s securities or, separately, by Pitango Venture Capital Fund IV L.P and Pitango Venture Capital Principals Fund IV L.P. and each of their respective transferees of Company’s securities, shall be aggregated together for the purpose of determining any rights of the holders thereof, or the applicability of any limitation under this Agreement.

18.10	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

- Signature Page Follows -

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

- Signature pages to the Investors’ Rights Agreement -

- Signature pages to the Investors’ Rights Agreement -

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

VASCULAR BIOGENICS LTD.

By:	/s/ Dror Harats
Name: Prof. Dror Harats
Title: CEO

[Signature pages to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

KEFFI GROUP LTD.

By:	/s/ Jide Zeitlin
Name: Jide Zeitlin
Title: President

EXHIBIT B

[Signature pages to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

J.J.D. HOLDINGS G.P.

By:	/s/ Jecheskiel Gonczarowski
Name:	Jecheskiel Gonczarowski
Title:

A.J.J.G. TECHNOLOGY INVESTMENTS 2003

By:	/s/ Jecheskiel Gonczarowski
Name:	Jecheskiel Gonczarowski
Title:

INSPE AKTBENGESELLSCHAFT

By:	/s/ Jecheskiel Gonczarowski
Name:	Jecheskiel Gonczarowski
Title:

EXHIBIT B

[Signature pages to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written

/s/ Benjamin Kahn
BENJAMIN KAHN

EXHIBIT B

[Signature pages to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors5 Rights Agreement m of the date first above written.

AURUM VENTURES M.K.I LTD.

By:	/s/ Dan Golvak
Name:	Dan Golvak
Title:

EXHIBIT B

[Signature pages to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the dale first above written.

LEE HOLME SERVICES LTD.

By:	/s/ [Illegible]
Name:
Title:

EXHIBIT B

[Signature pages to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the dale first above written.

DR. MAX HERZBERG

By:	/s/ Max Herzberg
Name:	Dr. Max Herzberg
Title:

EXHIBIT B

[Signature pages to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the dale first above written.

/s/ Leon Recanati
LEON RECANATI

EXHIBIT B

[Signature pages to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the dale first above written.

TAMIR FORER

By:	/s/ Tamir Forer
Name:	Tamir Forer
Title:

EXHIBIT B

[Signature pages to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the dale first above written.

MUKI GURFINE

By:	/s/ Muki Gurfine
Name:	Muki Gurfine
Title:

EXHIBIT B

[Signature pages to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the dale first above written.

PITANGO VENTURE CAPITAL FUND IV L.P

By:	/s/ [Illegible]
Name:
Title:

EXHIBIT B

[Signature pages to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the dale first above written.

PITANGO VENTURE CAPITAL PRINCPALS FUND IV L.P

By:	/s/ [Illegible]
Name:
Title:

EXHIBIT B

[Signature pages to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the dale first above written.

/s/ Hillel Bachrach
HILLEL BACHRACH

EXHIBIT B

[Signature pages to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the dale first above written.

BCI – BRACK CAPITAL INVESTMENTS LTC.

By:	/s/ [Illegible]
Name:
Title:

EXHIBIT B

[Signature pages to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the dale first above written.

DROR HARATS

By:	/s/ Dror Harats
Name:	Dror Harats
Title:

EXHIBIT B

[Signature pages to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the dale first above written.

GRYP INVESTMENTS LTD.

By:	/s/ Dalia Prashker
Name:	Dalia Prashker
Title:

EXHIBIT B

[Signature pages to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the dale first above written.

A. HEIFETZ TECHNOLOGIES LTD.

By:	/s/ Avi Heifetz
Name:	Avi Heifetz
Title:	CEO

EXHIBIT B

[Signature pages to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the dale first above written.

HOFT – BIOINVEST PARTNERSHIP

By:	/s/ Jacob Oren
Name:	Jacob Oren
Title:

EXHIBIT B

[Signature pages to the Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the dale first above written.

KADIMA HIGH TECH LTD.

By:	/s/ Yossi Ben-Yosef
Name:	Yossi Ben-Yosef
Title:	CEO

Execution Copy

JOINDER AND AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS JOINDER AND AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Joinder”) is made effective as of the 29 day of July, 2010, by and between VASCULAR BIOGENICS LTD., an Israeli private company No. 51-289976-6 (the “Company”), and the investor specified in Exhibit A of this Joinder (the “Additional Investors”).

W I T N E S S E T H:

WHEREAS, on March 13, 2008, the Company and certain shareholders listed therein entered into that certain Amended and Restated Investors’ Rights Agreement (the “Agreement”), and the requisite majority according thereto wish that each of the Additional Investors joins and becomes a party to the Agreement as a Preferred D Shareholder in accordance with Section 18.2 thererof;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties agree as follows:

1.	Subject to the terms and conditions of the Agreement, each of the Additional Investors hereby joins in and agrees to be fully bound by, and subject to, all of the representations, covenants, terms and conditions of the Agreement, as a Preferred D Shareholder thereunder, and agrees to be deemed, for all intents and purposes under the Agreement, an original party thereto, all effective as of July 29, 2010.

2.	Schedule A to the Agreement shall be updated to include the details of the Additional Investors as set forth in Exhibit B.

3.	Sections 5.2 and 18.2 of the Agreement shall be amended in a manner that the consent of 60% of the Registrable Securities then outstanding shall be required and not 65%.

4.	Capitalized terms not otherwise defined herein shall bear the meanings ascribed to them in the Agreement.

5.	Unless amended hereby, all provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

The Company: VASCULAR BIOGENICS LTD.

By:	/s/ Dror Harats
Name:	Dror Harats
Title:	CEO

The Requisite Majority:

By:
(Name & Title of Signatory)

1

Exhibit A

The Additional Investors

1.	Herzberg & Co. Ltd.

2.	Mr. Jechezkiel Gonczarowski

3.	Aurum Holdings M.K.I. Ltd.

2

Exhibit B

Schedule A to the Agreement (Updated)

(local phone numbers are in Israeli international dial code)

NAME	ADDRESS	FAX
Herzberg & Co. Ltd.	1 Hagefen St., Sitria 76834	08-8633112

Mr. Jechezkiel Gonczarowski	27A HaBarzel St., Ramat HaHayal, Tel Aviv	03-7658023

Aurum Holdings M.K.I. Ltd	Attn: Dr. Dan Gekvan 16 Abba Hillel St. Ramat Gan 52506, Israel	03-5762605

3

[Signature pages to the Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

HERZBERG & CO. LTD.

By:	/s/ [Illegible]
Name:	[Illegible]
Title:

4

[Signature pages to the Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

MR. JECHEZKIEL GONCZAROWSKI

By:	/s/ Jechezkiel Gonczarowski
Name:	Jechezkiel Gonczarowski
Title:

5

[Signature pages to the Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

MR. AVRAHAM JOSHUA NEUHAR AND MRS. ESTER NEUHAR

By:	/s/ Avraham Joshua Neuhar
/s/ Ester Neuhar
Name:
Title:

6

[Signature pages to the Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

AURUM VENTURES M.K.I LTD.

By:	/s/ [Illegible]
Name:
Title:

7

[Signature pages to the Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

SEMEL INVESTMENTS HOLDINGS B.V.

By:	/s/ [Illegible]
Name:
Title:	Tradman Netherlands B.V., acting as Managing Director

8

[Signature pages to the Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

BCI - BRACK CAPITAL INVESTMENTS LTD.

By:	/s/ [Illegible]
Name:
Title:

9

[Signature pages to the Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

BENJAMIN KAHN

By:	/s/ Benjamin Kahn
Name:	Benjamin Kahn
Title:

10

[Signature pages to the Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

LEON RECANATI

By:	/s/ Leon Recanati
Name:	Leon Recanati
Title:

11

[Signature pages to the Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

GRYP INVESTMENTS LTD.

By:	/s/ Dalia Prashker
Name:	Dalia Prashker
Title:

12

[Signature pages to the Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

HILLEL BACHRACH

By:	/S/ Hillel Bachrach
Name:	Hillel Bachrach
Title:

13

[Signature pages to the Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

PITANGO VENTURE CAPITAL FUND IV L.P

By:	/s/ Ruth Alon
Name:	Ruth Alon
Title:

PITANGO VENTURE CAPITAL PRINCIPALS FUND IV L.P

By:	/s/ Ruth Alon
Name:	Ruth Alon
Title:

14

[Signature pages to the Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

THE KEFFI GROUP V LLC

By:	/s/ Jide Zeitlin
Name:	Jide Zetilin
Title:	President

15

SECOND JOINDER AND AMENDMENT TO AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

THIS SECOND JOINDER AND AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Joinder”) is made effective as of the 30 day of April, 2013, by and between VASCULAR BIOGENICS LTD., an Israeli private company No. 51-289976-6 (the “Company”), and the investors specified in Exhibit A of this Joinder (the “Additional Investors”).

W I T N E S S E T H:

WHEREAS, on March 13, 2008, the Company and certain shareholders listed therein entered into that certain Amended and Restated Investors’ Rights Agreement, as amended (including any Joinder Agreements executed thereafter relating to said Amended and Restated Investors’ Rights Agreement) (the “Agreement”);

WHEREAS the Company and the requisite majority of Preferred Shareholders according to the Agreement wish that each of the Additional Investors joins and becomes a party to the Agreement as a Preferred D-1 Shareholder in accordance with Section 18.2 thererof.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

1.	Subject to the terms and conditions of the Agreement, each of the Additional Investors hereby joins in and agrees to be fully bound by, and subject to, all of the representations, covenants, terms and conditions of the Agreement, as a Preferred D-1 Shareholder thereunder, and agrees to be deemed, for all intents and purposes under the Agreement, an original party thereto, all effective as of and subject to the conversion of the Loan Amount applicable to such Additional Investor into Preferred D-1 Shares under the Convertible Bridge Loan Agreement signed between the Company and certain Lenders dated as of April 30, 2013 (the “CBLA”) in accordance with the terms of the CBLA.

2.	The holders of Series D-1 Preferred Shares of the Company shall be considered those Additional Investors which have converted their applicable Loan Amount under the CBLA into Preferred D-1 Shares in accordance with the terms of the CBLA (“Preferred D-1 Shares”) shall be referred to as “Preferred D-1 Shareholders” under the Agreement.

3.	The term “Preferred Shares” shall refer to the Preferred A Shares, Preferred B Shares Preferred C Shares Preferred D Shares and Preferred D-1 Shares of the Company.

4.	The term “Preferred Shareholders” shall refer to Preferred A Shareholders, Preferred B Shareholders, Preferred C Shareholders, Preferred D Shareholders and Preferred D-1 Shareholders.

5.	Capitalized terms not otherwise defined herein shall bear the meanings ascribed to them in the Agreement.

6.	Unless amended hereby, all provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, this Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

The Company: VASCULAR BIOGENICS LTD.

By:	/s/ Dror Harats
Name:	Dror Harats
Title:	CEO

The Requisite Majority: 60%

By:
(Name & Title of Signatory)

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Exhibit A

The Additional Investors

1.	Bennett M. Shapiro and Fredericka F. Shapiro, JTWROS

2.	Deborah Strassburger

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Exhibit B

Schedule A to the Agreement (updated)

(local phone numbers are in Israeli international dial code)

NAME	ADDRESS	FAX
Bennett M. Shapiro and Fredericka F. Shapiro, JTWROS	Mail: PO Box 777 New Hope PA 18938 USA Fedex: 2632 N. River Road New Hope PA 18938 USA	215-862-1465
Deborah Strassburger	Hadas 8 St. Ramat Gan 5264708	972-3-5351273

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[Signature pages to the Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

AURUM HOLDINGS M.K.I. LTD.

By:	/s/ [Illegible]
Name:
Title:

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[Signature pages to the Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

AURUM VENTURES M.K.I. LTD.

By:	/s/ [Illegible]
Name:
Title:

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[Signature pages to the Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

JECHESKIEL GONCZAROWSKI /s/ Jecheskiel Gonczarowski

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[Signature pages to the Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

THE KEFFI GROUP V LLC

By:	/s/ Jide Zeitlin
Name:	Jide Zeitlin
Title:	Member

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[Signature pages to the Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

PITANGO VENTURE CAPITAL FUND IV L.P

By:	/s/ [Illegible]
Name:
Title:

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[Signature pages to the Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

PITANGO VENTURE CAPITAL PRINCIPALSFUND IV L.P

By:	/s/ [Illegible]
Name:
Title:

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[Signature pages to the Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

GRYP INVESTMENT LTD.

By:	/s/ [Illegible]
Name:
Title:

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[Signature pages to the Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

TAMIR FORER /s/ Tamir Forer

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[Signature pages to the Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

MUKI GURFINE /s/ Muki Gurfine

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[Signature pages to the Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

AVRAHAM JOSHUA NEUHAR AND ESTAER NEUHAR /s/ Avraham Joshua Neuhar
/s/ Estaer Neuhar

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[Signature pages to the Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

HILLEL BACHRACH

By:	/s/ Hillel Bachrach
Name:
Title:

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[Signature pages to the Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

BENNETT M. SHAPIRO AND FREDERICKA F. SHAPIRO, JTWROS

/s/ Bennett M. Shapiro
/s/ Fredericka F. Shapiro

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[Signature pages to the Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, this Second Joinder and Amendment to Amended and Restated Investors’ Rights Agreement has been executed as of the day and year first above written.

DEBORAH STRASSBURGER /s/ Deborah Strassburger

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